UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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BIGBEAR.AI HOLDINGS, INC.
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LETTER TO SHAREHOLDERS FROM BIGBEAR.AI CHAIRMAN PETER CANNITO Dear Valued Shareholders, It is a pleasure to be communicating with you for the first time as Chairman of newly public BigBear.ai. 2021 was a break-out year for the Company. Despite headwinds associated with the COVID-19 pandemic and delays in the government budget, the team achieved many extraordinary accomplishments. As a result, the company is strongly positioned as a high growth leader in the Artificial Intelligence (AI), Machine Learning (ML) and Cyber solutions markets. These critical markets continue to accelerate as more organizations turn to these innovative technologies to empower decision makers with actionable insights. The demand signals are strong, the opportunity for tremendous growth is tangible, and 2022 is looking like it will be another extraordinary year for BigBear.ai. Our Vision The world is grappling with tremendous uncertainty. Technological innovations accelerate change faster than humans can adapt; and despite organizations having more access to information than ever before, decision makers are overwhelmed by the volume, velocity and veracity of data. Change and uncertainty have pervaded virtually all aspects of business and government. On the business front, organizations face complex supply chains, resource allocation challenges and profound changes in consumer behavior and sentiment. Government organizations are dealing with a rapidly evolving geopolitical environment, disparate data sources and complex intelligence analysis. The result is more complexity and fewer insights. Timely, informed decision-making in this highly dynamic environment is more important than ever. From the C-suite to front-line operations, teams have to make critical decisions based on an overwhelming and complex set of data that is often flawed and incomplete, resulting in unpredictable outcomes and less agility. BigBear.ai is solving this problem – empowering our customers to optimize their future using transformative AI/ML-driven technologies that help decision makers harness the power of data to achieve greater insight and better outcomes.

Commercial businesses and government organizations have a critical need for the solutions that BigBear.ai provides so they can develop cohesive action plans using the powerful insights we can derive from massive amounts of disparate data. This is fueling a rapidly growing demand for our products and services. BigBear.ai delivers advanced, one-of-a-kind solutions with proven past performance solving problems for some of the world’s most demanding customers. We have added the resources necessary to fuel tremendous organic and inorganic growth. Most importantly, we have assembled a world-class team and built an agile, innovative and entrepreneurial culture. As a publicly traded company, BigBear.ai is now well positioned to achieve our vision of helping more organizations improve their decision-making processes by empowering them with AI/ML solutions that turn massive, complex datasets into actionable insights. Our Team BigBear.ai has assembled a world-class leadership team with decades of experience serving the U.S. government and commercial businesses across a wide range of industries. This team is supported by a growing base of highly skilled technical, operational and administrative professionals delivering outstanding solutions, services and support to customers. Every member of our workforce shares our motivation to make AI accessible and operational for businesses, organizations and agencies of every size and type. The Board of Directors is comprised of a diverse group of leaders, each of whom is dedicated to enhancing value for BigBear.ai’s shareholders. With experience in technology, finance, sales & marketing, intelligence & homeland security, defense engineering, space solutions and private equity, the eleven members of the Board draw on our collective expertise and professional networks to help BigBear.ai chart the course forward. Corporate Governance The Board of Directors engages regularly in open, productive discussions with the leadership team to support and guide them as they seize the opportunity ahead. The Board oversees BigBear.ai’s capital allocation priorities, targeting investments in the Company’s growth and carefully weighing M&A opportunities where they make strategic and financial sense. The standing committees of our Board – the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee – regularly report to the full Board of Directors as we work with leadership to ensure that the Company is best positioned to achieve its objectives and realize its full potential. Changing the Game According to MarketsandMarkets, the AI/ML market is projected to grow at a CAGR of approximately 40% over the next 5 years and reach about $310 billion by 2026. BigBear.ai provides mission critical situational awareness and predictive analytics for the most complex and high stakes situations imaginable. With broad deployment of our AI-powered predictive analytics and decision support systems across the U.S. national defense and intelligence sectors, BigBear.ai has demonstrated clear leadership in both technology design and rapid deployment at scale. We have a proven track record for providing game-changing capabilities that can dramatically reshape the way commercial businesses think about and adopt decision support software. Our strong relationships with federal government customers and a robust backlog of contracts provide a stable platform on which we will scale our commercial offering. Attracting the best talent in the industry has been and continues to be a primary area of focus for us, and we are making significant progress building out our product, research and go-to- market teams to ensure the Company is well prepared to generate and capture new opportunities from all sectors. As evidenced by our exceptional contract win rate, BigBear.ai’s innovative technology and solutions drive incremental value for our customers and business partners and will likewise create attractive value for our shareholders as the Company continues to grow and mature. World-Class Workforce, Customers and Shareholders 2021 was a wholly productive, transformative year for BigBear.ai, and we could not have accomplished all that we have without the commitment and dedication of our people. On behalf of the Board, we want to thank our employees for their hard work and unrelenting focus, our customers for their loyalty and trust, and each of you – our valued shareholders – for your support of our company and our mission. I speak for the entire Board of Directors when I say, we are grateful and proud to be a part of this great organization and honored to support the critical solutions BigBear.ai provides to our nation. We are humbled by the resilience the team has shown as they’ve managed the pressures – and the enormous workload – that underscore the public listing process amid this period of unprecedented challenges. BigBear.ai has the platform, the people and the drive to make a meaningful difference in our customers’ operations, and every confidence that our transformative technologies will enable us to create shareholder value for years to come. I look forward to reporting on our continued progress in the year ahead as we grow and help to bring about a better world through more informed decision-making. Sincerely, Peter Cannito Chairman of the Board

Forward-Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear.ai’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the uncertainty of the projected financial information (including on a segment reporting basis); risks related to delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the recent coronavirus outbreak; and increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; risks related to the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to issue equity or equity-linked securities in the future, and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BigBear.ai presently does not know or that BigBear.ai currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward- looking statements reflect BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this letter. BigBear.ai anticipates that subsequent events and developments will cause BigBear.ai’s assessments to change. However, while BigBear.ai may elect to update these forward-looking statements at some point in the future, BigBear.ai specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.